UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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QUALITY SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

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Investor Contacts:
Steven Plochocki, CEO
(949) 255-2600
splochocki@qsii.com
or
Larry Dennedy
MacKenzie Partners
(212) 929-5500

Media Contacts:
Susan J. Lewis
(303) 804-0494
slewis@qsii.com
or
Tom Johnson or Mike Pascale
Abernathy MacGregor
(212) 371-5999

QUALITY SYSTEMS, INC. FOUNDER AND CHAIRMAN OF THE BOARD SENDS LETTER TO SHAREHOLDERS

Asks QSI Shareholders for Their Support in Fight with Dissident Director Ahmed Hussein

IRVINE, Calif.—August 6, 2012 – Quality Systems, Inc. (NASDAQ:QSII) issued today a letter from its Founder and Chairman Sheldon Razin to all shareholders, ahead of the upcoming annual meeting of shareholders to be held on August 16, 2012.

In the letter, Mr. Razin outlines the values that have helped shape Quality Systems’ development and growth over the years.  He also underscores his concerns, as a fellow shareholder of the company, about the Company’s future, should dissident director Ahmed Hussein succeed in his current proxy contest.

A copy of the letter follows:

A Personal Letter from Sheldon Razin, QSI Founder and Chairman

August 6, 2012

Dear Fellow QSI Shareholder:

Almost 40 years ago, I founded Quality Systems with $2,000 and a vision to make it a leader in healthcare technology.  Today, we are a thriving public company with a history of strong revenue and earnings growth, a high dividend yield and no venture funding or bank debt.  Serving as Quality Systems’ Chairman of the Board since inception has been a labor of love, and I have never been more excited about the company’s potential.  But, once again, the company’s future is threatened by Board member Ahmed Hussein’s latest attempt to take control of the company by appointing seven directors to our nine-member Board.  The purpose of this letter is to explain why our vision and values for Quality Systems clearly contrast with those of Mr. Hussein and to ask for your support of the company’s highly qualified board nominees and management team.

At heart, I am an entrepreneur and innovator and equally enjoy my roles as businessman and technical visionary.  I have steadily guided and now counsel the company according to a few simple principles.  Great companies are built by providing customers with the very best in products and services, employees with a great career and shareholders with a strong return on their investment.  I believe that if you focus on long term growth of revenue and earnings, the stock price will follow despite short-term fluctuations that may result from uncontrollable circumstances.  I also believe that good corporate governance helps ensure that these principles are realized and that the interests of shareholders come first.  As the company’s independent chairman and largest shareholder, my interests are always aligned with those of all shareholders.

Like most public companies, we have experienced adjustments in our share price over the course of our long history.  Although I am concerned about the recent decline, QSI and its management team have always been adept at anticipating changes in the healthcare industry and positioning the company to maximize growth opportunities presented by these shifts.  We have a strategic plan and acquisition strategy in place that positions QSI for continued growth in this rapidly changing market.  For example, we just signed a significant enterprise software and services agreement with one of the nation’s leading health services companies.  We also are committed to fueling the development of new healthcare delivery models such as the accountable care organization.

As you know, Mr. Hussein is once again waging a proxy fight, this time in an effort to appoint seven out of nine Board members.  This is his fourth effort in eight years to seek the election of directors that have not been nominated by our Board, including two expensive prior proxy contests in which we believe he failed to obtain meaningful shareholder support and was limited to two board seats, in line with his share ownership.  While his holdings generally ensure him at least one seat on the Board as a result of cumulative voting rights under California law, I strongly believe that Mr. Hussein’s actions, in the QSI Board room, in his previous work experience and in his personal financial decisions, do not speak well to his business ethics, his standards of corporate governance or his track record of shareholder value creation.  Many of Mr. Hussein’s previous actions are described in our website located at www.qsi2012proxy.com.

One example of Mr. Hussein’s actions is described in his definitive proxy statement, in which he disclosed that all of his QSI shares – every single share – is pledged as loan collateral for his margin accounts, in direct violation of QSI’s insider-trading policy.  We recently learned through required public filings that over the past week, Mr. Hussein was forced to liquidate over 3.5million shares (almost 6% of QSI’s outstanding shares) as a result of margin calls.  We believe that the forced sales of such a large quantity of stock were a contributing factor to the recent decline in the QSI’s stock price.  I want you to know that I have never borrowed a penny to purchase my QSI shares, and I have never bought or pledged a single share on margin.  This stands in stark contrast to Mr. Hussein, whose entire holdings of QSI shares are used as collateral for margin accounts.

I am extremely concerned about the fate of our company should Mr. Hussein succeed in his proxy efforts.  And that is why we need your support.  Our Board nominees and entire executive team agree and have voiced their strong opinion that Mr. Hussein and his proposed slate of directors are not the right team to lead QSI.

But don’t take just our word.  We are very pleased that all of the leading proxy governance advisory groups, including ISS, Glass Lewis and Egan-Jones, also agree and recommend that QSI shareholders vote for all of our director nominees.  The leading proxy advisory groups have not endorsed any of Mr. Hussein’s proposed directors.

We continue to believe we have the right strategy in place, under a highly qualified and talented Board and management team, and that we are positioned to deliver long-term value for all shareholders.  That is why we are asking for your support at the upcoming annual meeting of shareholders on August 16, 2012.

Vote the white proxy card today in support of long-term value creation...vote the white card in support of a strategy to position QSI for long-term revenue and earnings growth...and vote the white card to protect the value of your investment in QSI.

Thank you for your support,

Sheldon Razin
Chairman of the Board

About Quality Systems, Inc.

Irvine, Calif.-based Quality Systems, Inc. and its NextGen Healthcare subsidiary develop and market computer-based practice management, electronic health records and revenue cycle management applications as well as connectivity products and services for medical and dental group practices and small hospitals. Visit www.qsii.com and www.nextgen.com for additional information.

ADDITIONAL INFORMATION

On July 13, 2012, the company filed its definitive proxy statement in connection with its 2012 annual meeting of shareholders, and on July 16, 2012, began the process of mailing such proxy statement to its shareholders, together with a WHITE proxy card. Shareholders are strongly advised to read the definitive proxy statement and the accompanying proxy card, as they will contain important information. Shareholders may obtain the definitive proxy statement, any amendments or supplements to such proxy statement, and other documents filed by the company with the SEC for free at the Internet website maintained by the SEC at www.sec.gov. Copies of the definitive proxy statement and any amendments and supplements to such proxy statement may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com.

Please visit www.qsi2012proxy.com for additional information about Mr. Hussein’s actions and other Quality Systems updates.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

Statements made in this document, the proxy statements to be filed with the SEC, communications to shareholders, press releases and oral statements made by our representatives that are not historical in nature, or that state our or management’s intentions, hopes, beliefs, expectations or predictions of the future, may constitute “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements can often be identified by the use of forward-looking words, such as “could,” “should,” “will,” “will be,” “will lead,” “will assist,” “intended,” “continue,” “believe,” “may,” “ expect,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” or “estimate” or variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance.

Forward-looking statements involve risks, uncertainties and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk factors discussed under “Risk Factors” in our Annual Report on

Form 10-K for fiscal year ended March 31, 2012, as well as factors discussed elsewhere in this and other reports and documents we file with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time unless required by law. Interested persons are urged to review the risks described under “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal year ended March 31, 2012, as well as in our other public disclosures and filings with the SEC.

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